Exhibit 99.1

AMERISERV FINANCIAL REPORTS INCREASED EARNINGS FOR THE FOURTH QUARTER AND FULL YEAR OF 2025 AND ANNOUNCES QUARTERLY COMMON STOCK CASH DIVIDEND

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported fourth quarter 2025 net income of $1,442,000, or $0.09 per diluted common share. This earnings performance represented a $553,000, or 62.2%, improvement from the fourth quarter of 2024 when net income totaled $889,000, or $0.05 per diluted common share. For the year ended December 31, 2025, the Company reported net income of $5,612,000, or $0.34 per diluted common share. This represented a 61.9% increase in earnings per share from the full year 2024 when net income totaled $3,601,000, or $0.21 per diluted common share. The following table details the Company’s financial performance for the three- and twelve-month periods ended December 31, 2025 and 2024:

	Fourth Quarter 2025	Fourth Quarter 2024	Year Ended December 31, 2025	Year Ended December 31, 2024

Net income	$1,442,000	$889,000	$5,612,000	$3,601,000
Diluted earnings per share	$0.09	$0.05	$0.34	$0.21

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2025 financial results: “AmeriServ Financial’s improved financial performance in 2025 was driven by increased revenue which caused us to achieve earnings growth while absorbing a higher provision for credit losses which was needed to bring final resolution to our largest non-performing loan.  The increase in total revenue was caused by meaningful improvement in our net interest income for both the fourth quarter and full year of 2025 because of effective balance sheet management. Specifically, our net interest margin increased by 34-basis points for the 2025 year leading to a $6.2 million increase in net interest income, which is important since this category represents approximately 70% of our total revenue. Additionally, our non-interest expense also favorably declined in 2025. We will continue to diligently focus on both revenue growth and expense control to further improve the Company’s operating efficiency in 2026. Finally, both our book value per share and tangible book value(1) per share experienced growth in 2025 increasing by 11.2% to $7.22 and 12.9% to $6.39, respectively, during the past year.”

All fourth quarter and full year 2025 financial performance metrics within this document are compared to the fourth quarter and full year 2024 unless otherwise noted.

Net interest income in the fourth quarter of 2025 increased by $1.4 million, or 14.6%, from the prior year's fourth quarter and, for the full year of 2025, increased by $6.2 million, or 17.2%, when compared to the full year of 2024.  The Company’s net interest margin of 3.23% for the fourth quarter of 2025 and 3.15% for the full year of 2025 represents a 35-basis point improvement for the quarter and a 34-basis point increase for the full year.  Along with the significantly improved net interest margin performance, the increase also reflects controlled balance sheet growth, as both total earning assets and total deposits are at higher average levels due to our effective balance sheet management and business development strategies.  This, combined with effective pricing strategies, resulted in both the total earning asset yield and cost of interest-bearing funds improving between years.  The Federal Reserve’s action to lower short-term interest rates during 2024 and 2025 favorably impacted total interest-bearing deposits and borrowings costs.  Also, while the U.S. Treasury yield curve remains modestly inverted on the short end, yields in the mid to long end of the curve are higher and demonstrate a steeper upward slope which favorably impacted earning asset yields.  Management believes the net interest margin will continue to improve throughout 2026 given the effective execution of our strategy. Non-interest expense increased for the fourth quarter but declined for the full year of 2025 compared to 2024 and favorably impacted full year earnings performance as management works to carefully control operating costs and gain efficiency improvements.  Non-interest income in 2025 is lower for the fourth quarter and full year of 2025 when compared to both time periods of last year.  The 2025 provision for credit losses compared favorably to last year for the quarter but compared unfavorably to 2024 for the full year.  Overall, the Company’s earnings performance for the full year of 2025 exceeds earnings for the full year of 2024 by $2.0 million, or 55.8%, and results from increased net interest income and lower total non-interest expense which more than offset the higher provision for credit losses and lower level of non-interest income.

Total average loans for the full year of 2025 grew from the full year average of 2024 by $23.7 million, or 2.3%, due to consistent new loan funding opportunities.  However, in the second half of 2025, commercial real estate (CRE) loan payoff activity exceeded originations and resulted in a $35.4 million, or 3.3%, decrease in total loans since December 31, 2024. This heightened payoff activity also caused total average loans for the fourth quarter of 2025 to compare unfavorably to the 2024 fourth quarter average by $12.8 million, or 1.2%.  Overall, total loans continue to be well above the $1.0 billion threshold, averaging $1.045 billion for the fourth quarter of 2025.  Total loan interest income improved in both time periods of 2025 compared to 2024 due to the more favorable interest rate environment, and a portion of CRE loans, that were booked during the COVID pandemic when interest rates were low, repricing upward during 2025.  Also favorably impacting loan interest income was a higher level of loan fee income primarily due to prepayment fees collected on the increased early CRE payoff activity experienced during 2025.  Total 2025 full year loan fee income was $553,000, or 58.8%, higher when compared to the full year of 2024.  These favorable items resulted in 2025 full year total loan interest income improving by $3.4 million, or 6.0%, when compared to the full year of 2024.

Total investment securities averaged $246.4 million for the fourth quarter of 2025, which was $14.8 million, or 6.4%, higher than the $231.6 million average for the fourth quarter of 2024.  Additionally, overnight short-term investments were sharply higher by $34.6 million in the fourth quarter of 2025.  These increases reflect the higher level of loan prepayment activity, as well as our liquidity position strengthening during 2025 due to deposit growth.  Therefore, more funds were available to invest in the securities portfolio during a time when security yields improved, making purchases more attractive. As a result, the securities portfolio grew by $29.0 million, or 13.2%, since December 31, 2024.  New investment security purchases were also necessary to replace cash flow from maturing securities to maintain appropriate balances for pledging purposes related to public fund deposits. The higher balances and improved yields for new securities purchases caused interest income from investments to increase by $744,000, or 31.2%, for the fourth quarter and by $1.4 million, or 14.9%, for the full year of 2025 compared to last year. Overall, the full year average balance of total interest earning assets increased from last year’s full year average by $46.4 million, or 3.6%, while total interest income increased by $4.8 million, or 7.3%, from the 2024 year.

On the liability side of the balance sheet, total average deposits for the full year of 2025 were $67.3 million, or 5.8%, higher when compared to the full year average of 2024 due to the Company’s successful business development efforts.  Additionally, the Company’s core deposit base continues to demonstrate the strength and stability that it has for many years due to customer loyalty and confidence in AmeriServ Financial Bank.  The Company does not utilize brokered deposits as a funding source.  The loan to deposit ratio averaged 83.8% in the fourth quarter of 2025, which indicates that the Company has ample capacity to continue to grow its loan portfolio and is well positioned to support our customers and our community during times of economic volatility.

Total interest expense favorably decreased by $295,000, or 3.9%, for the fourth quarter of 2025 and decreased by $1.4 million, or 4.5%, for the full year when compared to both time periods of 2024.  Deposit interest expense increased slightly by $23,000, or 0.1%, for the full year of 2025 despite total average interest-bearing deposits growing significantly by $71.7 million, or 7.2%, compared to the full year of 2024.  The small increase in deposit interest expense reflects the benefit of the Federal Reserve easing monetary policy during the final four months of 2024 and the latter portion of 2025.  This reduction in interest-bearing deposit costs contributed to the previously mentioned improvement in the net interest margin.  The Federal Reserve’s action to ease monetary policy by another 75-basis points at their final three Federal Open Market Committee meetings in 2025 is anticipated to continue to have a favorable impact on interest bearing deposit costs as we move into 2026.  Overall, total deposit cost (including the benefit of non-interest-bearing demand deposits) averaged 2.06% for the full year of 2025, which is a 12-basis point improvement from the full year of 2024.

Total borrowings interest expense decreased by $340,000, or 28.8%, for the fourth quarter of 2025 and declined by $1.4 million, or 27.7%, for the full year when compared to both time periods of 2024.  The Company’s utilization of overnight borrowed funds for the full year of 2025 was significantly lower than it was for the full year of 2024, resulting in the full year average decreasing by $22.4 million, or 80.1%, due to the higher level of total average deposits. The decrease in borrowings interest expense also reflects the Federal Reserve’s 2024 action to ease monetary policy by 100-basis points as well as their 2025 action to ease monetary policy by an additional 75-basis points which had an immediate and favorable impact on the cost of overnight borrowed funds.

The Company recorded a $724,000 provision for credit losses in the fourth quarter of 2025 after recording a $1.1 million provision in the fourth quarter of 2024, resulting in a decrease in provision expense of $334,000, or 31.6%.  The provision for credit losses in the fourth quarter was needed due to charge-off and charge-down activity within both the commercial & industrial (C&I) and CRE loan portfolios. For the full year of 2025, the Company recognized a $4.1 million provision for credit losses after recognizing an $884,000 provision for credit losses for the full year of 2024, resulting in an unfavorable increase of $3.2 million.  The significant increase in the provision for credit losses for the full year primarily related to a $3.1 million charge-off in 2025 that was necessary to resolve the Company’s largest problem CRE loan.

Non-performing assets decreased meaningfully since September 30, 2025, by $6.4 million, or 43.0%, and totaled $8.5 million.  The decrease reflects workout efforts and the charge-down of one C&I relationship as well as the payoff and final resolution of our largest problem loan.  Non-performing loans represented 0.80% of total loans at December 31, 2025, and decreased by 59-basis points from September 30, 2025.  The Company recognized net loan charge-offs of $1.9 million, or 0.74% of total average loans, in the fourth quarter of 2025 compared to net loan charge-offs of $1.5 million, or 0.58% of total average loans, in the fourth quarter of 2024.  For the full year, the Company recognized net loan charge-offs of $4.9 million, or 0.46% of total average loans, in 2025 compared to net loan charge-offs of $2.0 million, or 0.19% of total average loans, in 2024.  Overall, the Company’s allowance for loan credit losses provided 158% coverage of non-performing loans and 1.27% of total loans at December 31, 2025.

Total non-interest income in the fourth quarter of 2025 decreased by $82,000, or 1.8%, from the prior year's fourth quarter and declined by $986,000, or 5.5%, for the full year of 2025 when compared to the full year of 2024.  Wealth management fees improved by $122,000, or 4.1%, for the quarter but were lower for the full year by $758,000, or 6.2%.  The decrease in wealth management fees for the full year is attributed to the volatility and uncertainty that existed in the financial markets due to government fiscal policy, particularly earlier in 2025 and a net loss of accounts in the first half of the year. Additionally, the Financial Services division benefited from several large new business cases in 2024.  The quarter over quarter favorable variance is due to the rebound in equity markets after the first quarter of 2025 market decline and resulted in management fees improving as the year progressed.  Overall, the fair market value of wealth management assets totaled $2.7 billion at December 31, 2025 and increased by $122.5 million, or 4.8%, since December 31, 2024.

Also, contributing to the unfavorable comparison for total non-interest income in the full year was a lower level of other income by $400,000, or 12.9%, after the Company recognized a $250,000 signing bonus from the renewal of a contract with Visa in the first quarter of 2024 while there was no such bonus in 2025.  The remaining portion of the decrease to other income for the full year and the fourth quarter of 2025 was due to the Company recognizing a more favorable adjustment in 2024 to the fair market value of an interest rate swap related risk participation agreement as well as the credit valuation adjustment to the market value of the interest rate swap contracts.  Mortgage banking revenue was lower by $120,000, or 39.5%, for the full year and resulted from a decreased level of residential mortgage production in 2025.  Positively impacting non-interest income in 2025 was a higher level of BOLI revenue by $217,000, or 20.3%, for the full year due to the Company receiving three death claims during the year.  Finally, the Company recognized gains on trading securities of $28,000 for the quarter and $118,000 for the full year from a trading account established in the second quarter of 2025.

Total non-interest expense in the fourth quarter of 2025 increased by $1.0 million, or 8.8%, when compared to the fourth quarter of 2024 but decreased by $404,000, or 0.8%, for the full year of 2025 when compared to the full year of 2024.  Professional fees increased by $670,000, or 74.8%, for the quarter but were $1.0 million, or 21.5%, lower for the full year.  The unfavorable comparison in professional fees for the quarter was due to additional expense related to an amended and restated consulting agreement with SB Value Partners that expands the nature and scope of the consulting services provided to the Company.  Details of this revised agreement were provided in the Company’s Current Report on Form 8-K filed on January 7, 2026.  The favorable full year comparison for professional fees occurred as legal and professional services costs were unfavorably impacted by litigation and responses to the actions of an activist investor in 2024.  This matter was resolved in June 2024 as a result of a Settlement Agreement.  Salaries & employee benefits increased by $283,000, or 4.0%, for the fourth quarter and $552,000, or 1.9%, compared to the full year of 2024.  Within this broad category for the full year, health care costs are $355,000, or 10.6%, higher as the Company did not have to recognize any premium costs in January 2024 due to the effective negotiations with our health care provider last year. Total salaries increased by $668,000, or 3.3%, due primarily to annual salary merit increases.  Additionally, helping to offset the higher costs within total salaries & employee benefits were reduced levels of incentive compensation by $405,000, or 27.6%, in the wealth management and commercial lending divisions.  Finally, data processing and IT expenses were $138,000, or 2.9%, higher for the full year of 2025 when compared to last year due to additional expenses related to monitoring our computing and network environment.

The Company recorded income tax expense of $1.2 million in 2025, or an effective tax rate of 17.4%, which compares to income tax expense of $798,000, or an effective tax rate of 18.1%, in 2024.  The lower effective tax rate in 2025 was caused by additional tax-free income from BOLI.

The Company had total assets of $1.45 billion, shareholders' equity of $119.3 million, a book value of $7.22 per common share and a tangible book value(1) of $6.39 per common share on December 31, 2025.  Book value per common share increased by $0.73, or 11.2%, and tangible book value per common share also increased by $0.73, or 12.9%, since December 31, 2024, due to a favorable adjustment for both the unrealized loss on available for sale securities and the Company’s defined benefit pension plan along with the Company’s improved earnings. The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status as of December 31, 2025.

QUARTERLY COMMON STOCK DIVIDEND

The Company’s Board of Directors declared a $0.03 per share quarterly common stock cash dividend. The cash dividend is payable February 17, 2026 to shareholders of record on February 2, 2026. This cash dividend represents a 3.7% annualized yield using the January 16, 2026 closing stock price of $3.22 and a 35.3% payout ratio based upon 2025 full year earnings.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program, and future payment obligations. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in the financial markets, the level of inflation, and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects to our banking platform, including risks and unanticipated costs related to a core system migration; and the inability to successfully implement or expand new lines of business or new products and services.  These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.

(1)Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

December 31, 2025

(Dollars in thousands, except per share and ratio data)

(Unaudited)

2025

	1QTR	2QTR	3QTR	4QTR	FULL YEAR 2025
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$1,908	$(282)	$2,544	$1,442	$5,612

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.54%	(0.08)%	0.70%	0.39%	0.39%
Return on average equity	7.12	(1.02)	9.06	4.96	5.03
Return on average tangible common equity (1)	8.14	(1.16)	10.32	5.63	5.73
Net interest margin	3.01	3.10	3.27	3.23	3.15
Net charge-offs (recoveries) as a percentage of average loans	0.02	1.09	(0.01)	0.74	0.46
Efficiency ratio (3)	83.67	80.73	77.55	84.14	81.47

EARNINGS PER COMMON SHARE:
Basic	$0.12	$(0.02)	$0.15	$0.09	$0.34
Average number of common shares outstanding	16,519	16,519	16,519	16,521	16,520
Diluted	$0.12	$(0.02)	$0.15	$0.09	$0.34
Average number of common shares outstanding	16,519	16,519	16,519	16,562	16,530
Cash dividends paid per share	$0.03	$0.03	$0.03	$0.03	$0.12

2024

	1QTR	2QTR	3QTR	4QTR	FULL YEAR 2024
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$1,904	$(375)	$1,183	$889	$3,601

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.55%	(0.11)%	0.34%	0.25%	0.26%
Return on average equity	7.51	(1.47)	4.51	3.30	3.46
Return on average tangible common equity (1)	8.67	(1.70)	5.19	3.78	3.98
Net interest margin	2.70	2.74	2.71	2.88	2.81
Net charge-offs (recoveries) as a percentage of average loans	0.05	0.08	0.06	0.58	0.19
Efficiency ratio (3)	86.60	100.33	89.49	84.71	90.18

EARNINGS PER COMMON SHARE:
Basic	$0.11	$(0.02)	$0.07	$0.05	$0.21
Average number of common shares outstanding	17,147	17,030	16,519	16,519	16,802
Diluted	$0.11	$(0.02)	$0.07	$0.05	$0.21
Average number of common shares outstanding	17,147	17,030	16,519	16,519	16,802
Cash dividends paid per share	$0.03	$0.03	$0.03	$0.03	$0.12

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

--CONTINUED--

(Dollars in thousands, except per share, statistical, and ratio data)

(Unaudited)

2025

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,431,524	$1,448,733	$1,461,494	$1,453,813
Short-term investments/overnight funds	3,865	4,805	39,098	39,418
Investment securities, net of allowance for credit losses - securities	231,454	237,320	236,740	248,484
Trading securities	0	4,205	4,462	7,253
Total loans and loans held for sale, net of unearned income	1,062,326	1,069,220	1,055,683	1,032,968
Allowance for credit losses - loans	13,812	14,060	14,408	13,128
Intangible assets	13,682	13,677	13,672	13,667
Deposits	1,216,838	1,244,533	1,258,588	1,248,128
Short-term and FHLB borrowings	63,121	51,611	48,023	44,615
Subordinated debt, net	26,736	26,747	26,757	26,767
Shareholders’ equity	110,759	110,921	114,575	119,312
Non-performing assets	14,971	16,419	14,953	8,518
Tangible common equity ratio (1)	6.85%	6.78%	6.97%	7.34%
Total capital (to risk weighted assets) ratio	12.73	12.50	12.97	13.30
PER COMMON SHARE:
Book value	$6.70	$6.71	$6.94	$7.22
Tangible book value (1)	5.88	5.89	6.11	6.39
Market value (2)	2.43	3.04	2.90	3.19
Wealth management assets – fair market value (4)	$2,486,920	$2,583,839	$2,661,214	$2,681,678

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	298	309	306	298
Branch locations	16	16	16	16
Common shares outstanding	16,519,267	16,519,267	16,519,267	16,522,267

2024

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,384,516	$1,403,438	$1,405,187	$1,422,362
Short-term investments/overnight funds	3,353	2,925	4,877	3,855
Investment securities, net of allowance for credit losses - securities	230,419	230,425	230,042	219,457
Trading securities	0	0	0	0
Total loans and loans held for sale, net of unearned income	1,026,586	1,039,258	1,040,421	1,068,409
Allowance for credit losses - loans	14,639	14,611	14,420	13,912
Intangible assets	13,705	13,699	13,693	13,688
Deposits	1,176,578	1,170,359	1,189,330	1,200,995
Short-term and FHLB borrowings	60,858	85,495	66,312	70,700
Subordinated debt, net	26,695	26,706	26,716	26,726
Shareholders’ equity	103,933	103,661	108,182	107,248
Non-performing assets	12,161	12,817	12,657	13,657
Tangible common equity ratio (1)	6.58%	6.47%	6.79%	6.64%
Total capital (to risk weighted assets) ratio	13.10	12.77	12.87	12.70
PER COMMON SHARE:
Book value	$6.06	$6.28	$6.55	$6.49
Tangible book value (1)	5.26	5.45	5.72	5.66
Market value (2)	2.60	2.26	2.61	2.68
Wealth management assets – fair market value (4)	$2,603,493	$2,580,402	$2,603,856	$2,559,155

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	304	310	302	302
Branch locations	16	16	16	16
Common shares outstanding	17,147,270	16,519,267	16,519,267	16,519,267

NOTES:

(1)	Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.
(2)	Based on closing price reported by the principal market on which the share is traded on the last business day of the corresponding reporting period.
(3)	Ratio calculated by dividing total non-interest expense by tax equivalent net interest income plus total non-interest income.
(4)	Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

(Unaudited)

2025

	1QTR	2QTR	3QTR	4QTR	FULL YEAR 2025
INTEREST INCOME
Interest and fees on loans	$14,508	$14,932	$15,688	$15,032	$60,160
Interest on investments	2,514	2,757	2,795	3,128	11,194
Total Interest Income	17,022	17,689	18,483	18,160	71,354

INTEREST EXPENSE
Deposits	6,124	6,408	6,549	6,390	25,471
All borrowings	967	887	927	839	3,620
Total Interest Expense	7,091	7,295	7,476	7,229	29,091

NET INTEREST INCOME	9,931	10,394	11,007	10,931	42,263
Provision (recovery) for credit losses	(97)	3,133	360	724	4,120
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR CREDIT LOSSES	10,028	7,261	10,647	10,207	38,143

NON-INTEREST INCOME
Wealth management fees	2,864	2,782	2,849	3,065	11,560
Service charges on deposit accounts	275	267	303	300	1,145
Mortgage banking revenue	28	58	39	59	184
Gain on trading securities	0	35	55	28	118
Bank owned life insurance	264	244	533	243	1,284
Other income	690	710	622	676	2,698
Total Non-Interest Income	4,121	4,096	4,401	4,371	16,989

NON-INTEREST EXPENSE
Salaries and employee benefits	7,223	7,076	7,317	7,323	28,939
Net occupancy expense	841	746	705	692	2,984
Equipment expense	390	404	376	389	1,559
Professional fees	685	903	601	1,566	3,755
Data processing and IT expense	1,252	1,153	1,247	1,301	4,953
FDIC deposit insurance expense	240	240	260	247	987
Other expense	1,132	1,187	1,458	1,382	5,159
Total Non-Interest Expense	11,763	11,709	11,964	12,900	48,336

PRETAX INCOME (LOSS)	2,386	(352)	3,084	1,678	6,796
Income tax expense (benefit)	478	(70)	540	236	1,184
NET INCOME (LOSS)	$1,908	$(282)	$2,544	$1,442	$5,612

2024

	1QTR	2QTR	3QTR	4QTR	FULL YEAR 2024
INTEREST INCOME
Interest and fees on loans	$13,776	$14,003	$14,301	$14,679	$56,759
Interest on investments	2,448	2,507	2,407	2,384	9,746
Total Interest Income	16,224	16,510	16,708	17,063	66,505

INTEREST EXPENSE
Deposits	6,199	6,389	6,515	6,345	25,448
All borrowings	1,278	1,246	1,306	1,179	5,009
Total Interest Expense	7,477	7,635	7,821	7,524	30,457

NET INTEREST INCOME	8,747	8,875	8,887	9,539	36,048
Provision (recovery) for credit losses	(557)	434	(51)	1,058	884
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR CREDIT LOSSES	9,304	8,441	8,938	8,481	35,164

NON-INTEREST INCOME
Wealth management fees	3,266	3,059	3,050	2,943	12,318
Service charges on deposit accounts	293	293	304	298	1,188
Mortgage banking revenue	39	107	85	73	304
Gain on trading securities	0	0	0	0	0
Bank owned life insurance	337	240	244	246	1,067
Other income	1,012	673	520	893	3,098
Total Non-Interest Income	4,947	4,372	4,203	4,453	17,975

NON-INTEREST EXPENSE
Salaries and employee benefits	7,117	7,108	7,122	7,040	28,387
Net occupancy expense	791	730	706	741	2,968
Equipment expense	386	391	371	391	1,539
Professional fees	1,002	2,094	792	896	4,784
Data processing and IT expense	1,159	1,142	1,287	1,227	4,815
FDIC deposit insurance expense	255	250	255	261	1,021
Other expense	1,154	1,582	1,188	1,302	5,226
Total Non-Interest Expense	11,864	13,297	11,721	11,858	48,740

PRETAX INCOME (LOSS)	2,387	(484)	1,420	1,076	4,399
Income tax expense (benefit)	483	(109)	237	187	798
NET INCOME (LOSS)	$1,904	$(375)	$1,183	$889	$3,601

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

AVERAGE BALANCE SHEET DATA

(Dollars in thousands)

(Unaudited)

	2025		2024
	4QTR	TWELVE MONTHS	4QTR	TWELVE MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$1,045,475	$1,061,417	$1,058,273	$1,037,734
Short-term investments and bank deposits	38,509	18,567	3,908	3,853
Investment securities	246,448	240,771	231,641	236,683
Trading securities	5,924	3,923	0	0
Total interest earning assets	1,336,356	1,324,678	1,293,822	1,278,270

Non-interest earning assets:
Cash and due from banks	14,528	15,305	14,695	14,333
Premises and equipment	17,506	17,672	18,628	18,610
Other assets	100,414	102,531	101,607	100,845
Allowance for credit losses	(14,671)	(14,868)	(15,026)	(15,310)
Total assets	$1,454,133	$1,445,318	$1,413,726	$1,396,748

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$242,071	$249,972	$233,474	$225,741
Savings	121,251	121,945	119,342	120,231
Money market	342,221	324,166	319,415	314,138
Other time	374,631	365,700	337,073	330,013
Total interest bearing deposits	1,080,174	1,061,783	1,009,304	990,123
Borrowings:
Short-term borrowings	3,028	5,555	21,209	27,963
Advances from Federal Home Loan Bank	46,680	50,017	54,348	51,590
Subordinated debt	27,000	27,000	27,000	27,000
Lease liabilities	3,967	4,092	4,297	4,337
Total interest bearing liabilities	1,160,849	1,148,447	1,116,158	1,101,013

Non-interest bearing liabilities:
Demand deposits	168,070	174,295	178,457	178,686
Other liabilities	9,974	10,970	11,896	12,973
Shareholders’ equity	115,240	111,606	107,215	104,076
Total liabilities and shareholders’ equity	$1,454,133	$1,445,318	$1,413,726	$1,396,748

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CHANGES IN SHAREHOLDERS’ EQUITY

(Dollars in thousands)

(Unaudited)

2025

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	TOTAL
Balance at December 31, 2024	$268	$(84,791)	$146,372	$60,482	$(15,083)	$107,248
Net income	0	0	0	1,908	0	1,908
Adjustment for unrealized gain on available for sale securities	0	0	0	0	2,124	2,124
Market value adjustment for interest rate hedge	0	0	0	0	(25)	(25)
Common stock cash dividend	0	0	0	(496)	0	(496)
Balance at March 31, 2025	$268	$(84,791)	$146,372	$61,894	$(12,984)	$110,759
Net loss	0	0	0	(282)	0	(282)
Adjustment for unrealized gain on available for sale securities	0	0	0	0	901	901
Market value adjustment for interest rate hedge	0	0	0	0	38	38
Common stock cash dividend	0	0	0	(495)	0	(495)
Balance at June 30, 2025	$268	$(84,791)	$146,372	$61,117	$(12,045)	$110,921
Net income	0	0	0	2,544	0	2,544
Adjustment for unrealized gain on available for sale securities	0	0	0	0	1,610	1,610
Market value adjustment for interest rate hedge	0	0	0	0	(5)	(5)
Common stock cash dividend	0	0	0	(495)	0	(495)
Balance at September 30, 2025	$268	$(84,791)	$146,372	$63,166	$(10,440)	$114,575
Net income	0	0	0	1,442	0	1,442
Exercise of stock options and stock option expense	0	0	9	0	0	9
Common stock issuable	0	0	691	0	0	691
Adjustment for defined benefit pension plan	0	0	0	0	2,215	2,215
Adjustment for unrealized gain on available for sale securities	0	0	0	0	843	843
Market value adjustment for interest rate hedge	0	0	0	0	33	33
Common stock cash dividend	0	0	0	(496)	0	(496)
Balance at December 31, 2025	$268	$(84,791)	$147,072	$64,112	$(7,349)	$119,312

2024

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	TOTAL
Balance at December 31, 2023	$268	$(83,280)	$146,364	$58,901	$(19,976)	$102,277
Net income	0	0	0	1,904	0	1,904
Exercise of stock options and stock option expense	0	0	8	0	0	8
Adjustment for defined benefit pension plan	0	0	0	0	(131)	(131)
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(241)	(241)
Market value adjustment for interest rate hedge	0	0	0	0	630	630
Common stock cash dividend	0	0	0	(514)	0	(514)
Balance at March 31, 2024	$268	$(83,280)	$146,372	$60,291	$(19,718)	$103,933
Net loss	0	0	0	(375)	0	(375)
Treasury stock, purchased at cost	0	(1,511)	0	0	0	(1,511)
Adjustment for defined benefit pension plan	0	0	0	0	2,177	2,177
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(119)	(119)
Market value adjustment for interest rate hedge	0	0	0	0	71	71
Common stock cash dividend	0	0	0	(515)	0	(515)
Balance at June 30, 2024	$268	$(84,791)	$146,372	$59,401	$(17,589)	$103,661
Net income	0	0	0	1,183	0	1,183
Adjustment for defined benefit pension plan	0	0	0	0	753	753
Adjustment for unrealized gain on available for sale securities	0	0	0	0	3,966	3,966
Market value adjustment for interest rate hedge	0	0	0	0	(886)	(886)
Common stock cash dividend	0	0	0	(495)	0	(495)
Balance at September 30, 2024	$268	$(84,791)	$146,372	$60,089	$(13,756)	$108,182
Net income	0	0	0	889	0	889
Adjustment for defined benefit pension plan	0	0	0	0	1,479	1,479
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(3,208)	(3,208)
Market value adjustment for interest rate hedge	0	0	0	0	402	402
Common stock cash dividend	0	0	0	(496)	0	(496)
Balance at December 31, 2024	$268	$(84,791)	$146,372	$60,482	$(15,083)	$107,248

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RETURN ON AVERAGE TANGIBLE COMMON EQUITY, TANGIBLE COMMON EQUITY RATIO, AND TANGIBLE BOOK VALUE PER SHARE

(Dollars in thousands, except share, per share, and ratio data)

(Unaudited)

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (GAAP).  These non-GAAP financial measures are "return on average tangible common equity", "tangible common equity ratio", and "tangible book value per share".  This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  These non-GAAP measures are used by management in their analysis of the Company's performance or, management believes, facilitate an understanding of the Company's performance.  We also believe that presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results.  We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends.

2025

	1QTR	2QTR	3QTR	4QTR	FULL YEAR 2025
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income (loss)	$1,908	$(282)	$2,544	$1,442	$5,612

Average shareholders’ equity	108,706	110,939	111,470	115,240	111,606
Less: Average intangible assets	13,684	13,679	13,674	13,669	13,676
Average tangible common equity	95,022	97,260	97,796	101,571	97,930

Return on average tangible common equity (annualized)	8.14%	(1.16)%	10.32%	5.63%	5.73%

	1QTR	2QTR	3QTR	4QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$110,759	$110,921	$114,575	$119,312
Less: Intangible assets	13,682	13,677	13,672	13,667
Tangible common equity	97,077	97,244	100,903	105,645

TANGIBLE ASSETS
Total assets	1,431,524	1,448,733	1,461,494	1,453,813
Less: Intangible assets	13,682	13,677	13,672	13,667
Tangible assets	1,417,842	1,435,056	1,447,822	1,440,146

Tangible common equity ratio	6.85%	6.78%	6.97%	7.34%

Total shares outstanding	16,519,267	16,519,267	16,519,267	16,522,267

Tangible book value per share	$5.88	$5.89	$6.11	$6.39

2024

	1QTR	2QTR	3QTR	4QTR	FULL YEAR 2024
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income (loss)	$1,904	$(375)	$1,183	$889	$3,601

Average shareholders’ equity	101,997	102,677	104,416	107,215	104,076
Less: Average intangible assets	13,708	13,701	13,695	13,690	13,699
Average tangible common equity	88,289	88,976	90,721	93,525	90,377

Return on average tangible common equity (annualized)	8.67%	(1.70)%	5.19%	3.78%	3.98%

	1QTR	2QTR	3QTR	4QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$103,933	$103,661	$108,182	$107,248
Less: Intangible assets	13,705	13,699	13,693	13,688
Tangible common equity	90,228	89,962	94,489	93,560

TANGIBLE ASSETS
Total assets	1,384,516	1,403,438	1,405,187	1,422,362
Less: Intangible assets	13,705	13,699	13,693	13,688
Tangible assets	1,370,811	1,389,739	1,391,494	1,408,674

Tangible common equity ratio	6.58%	6.47%	6.79%	6.64%

Total shares outstanding	17,147,270	16,519,267	16,519,267	16,519,267

Tangible book value per share	$5.26	$5.45	$5.72	$5.66